Exhibit 99.1

COMPANY CONTACT:	INVESTOR CONTACT:

N.D. Reddy	Kellie Nugent
Chairman, President, CEO and Interim CFO	Shelton Investor Relations
408-855-4900	972-239-5119 Ext. 125
knugent@sheltongroup.com
ALLIANCE SEMICONDUCTOR CORRECTS AND REPLACES FORM 8-K FILED ON SEPTEMBER 30, 2005
SANTA CLARA, Calif.—(BUSINESS WIRE)—September 30, 2005—Alliance Semiconductor Corporation (Nasdaq: ALSC) today announced that the following disclosure corrects and supersedes a current report on Form 8-K filed by the Company on September 30, 2005:
“In meetings with stockholders on September 30, 2005, N. Damodar Reddy, Chairman of the Board, President, Chief Executive Officer and Interim Chief Financial Officer of Alliance Semiconductor Corporation (the “Company”), said, in response to questions, that he anticipates the cash requirements for the Company’s semiconductor operations will range from $15 million to $20 million until the Company’s business is cash flow positive, which Mr. Reddy believes will occur within the next twelve months.”
Forward-Looking Statements
Except for historical information, the above statements of this press release are forward-looking statements, including, for example, statements relating to Alliance’s revenue outlook and the performance of its business units and products. Forward-Looking Statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the Forward-Looking Statements. These risks and uncertainties include such factors, among others, as further significant price erosion of the Company’s products; continued significantly decreased demand and increased competitive environment for the Company’s products; the possibility of additional deficiencies in the Company’s internal controls over financial reporting; the Company’s potential status as an Investment Act of 1940 reporting company; obsolescence of the Company’s products; further accumulation of excess inventory or price erosion or obsolescence of existing inventory, any of which may result in charges against the Company’s earnings; inability to timely ramp up production of and deliver new or enhanced products; inability to successfully recruit and retain qualified technical and other personnel; adverse developments in current or future litigation or administrative proceedings; further diminution in value of investments made by Alliance or by Alliance Venture Management, LLC; cancellation of orders in the Company’s backlog and the risk factors listed in the Company’s periodic reports filed with the Securities and Exchange Commission, which are available through the Company’s home page at http://www.alsc.com. These forward-looking statements speak only as of the date of this press release; they are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the

Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.
About Alliance
Alliance Semiconductor Corporation (Nasdaq:ALSC) is powering applications with high performance solutions for the communications, computing and consumer electronics markets. Utilizing advanced process technologies and design expertise, Alliance provides leading OEMs with a broad portfolio of complementary technologies including analog and mixed-signal products, chip-to-chip connectivity products, networking controllers and high-performance memories. Alliance addresses the complete needs of system developers by leveraging its proprietary advances in Electromagnetic Interference (EMI) reduction, power management and timing technology, HyperTransport™ I/O connectivity and specialized memory solutions for next-generation applications. Founded in 1985, Alliance is headquartered in Santa Clara, California with design centers in Bangalore and Hyderabad, India. The Company is publicly traded on NASDAQ with ticker symbol ALSC. Additional information is available on the Alliance Web site at www.ALSC.com.
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